UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 31, 2023

Coherent Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-39375	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056
(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	COHR	New York Stock Exchange
Series A Mandatory Convertible Preferred Stock, no par value	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2023, the Board of Directors of Coherent Corp. (the “Company”) appointed Ilaria Mocciaro the principal accounting officer of Coherent, effective September 1, 2023. Ms. Mocciaro joined the Company on February 13, 2023 as its Senior Vice President, Chief Accounting Officer, and Corporate Controller. From 2020 to 2022, Ms. Mocciaro, age 52, was the Vice President, Chief Accounting Officer and Controller of CDW Corporation. From 2016 to 2020 she was the Senior Vice President, Chief Accounting Officer and Global Controller at Anixter International Inc., where she helped close the sale of Anixter International Inc. to WESCO International, Inc. From 2011 to 2016 she was the Chief Accounting Officer of the agricultural and construction equipment segments at CNH Industrial N.V. - after serving as Director of Accounting and Reporting. From 2010 to 2011, she was the Head of Internal Audit at McMaster-Carr Supply Company, and previously held several management positions at Ernst & Young LLP in Chicago and Milan, Italy from 1997 to 2010. Ms. Mocciaro holds a B.A. degree in accounting and business administration from the Catholic University of the Sacred Heart (Università Cattolica del Sacro Cuore) in Milan, Italy.

Pursuant to the terms of the Offer Letter accepted by Ms. Mocciaro on February 5, 2023, Ms. Mocciaro received a $50,000 sign-on bonus and, on February 28, 2023, she received an initial “new hire” equity grant under the Company’s current Amended and Restated 2018 Omnibus Incentive Plan, consisting of restricted stock units with a value of approximately $270,000, which will vest over a three-year period at a rate of 1/3 on each anniversary of the grant. Ms. Mocciaro will also receive an initial base annual salary of $375,000 and she will be eligible to receive an annual incentive bonus for fiscal year 2023 of up to $412,500, payable based on the achievement of certain pre-established goals. The preceding summary of the Offer Letter is qualified in its entirety by reference to, and should be read in connection with, the complete copy of the Offer Letter attached hereto as Exhibit 10.1, which is incorporated herein by reference.

In August, 2023, Ms. Mocciaro received an equity grant under the Company’s current Amended and Restated 2018 Omnibus Incentive Plan, consisting of restricted stock units with a value of approximately $220,000, 70% of which will be time based and vest over a three-year period at a rate of 1/3 on each anniversary of the grant, and 30% of which will be performance based which will vest at the end of a three year period, in each case, subject to her continued employment.

On September 1, 2023, Ms. Mocciaro entered into the Company’s form of Participation Agreement for the II-VI Incorporated Executive Severance Plan. In the event of a termination by the Company without “cause” or by Ms. Mocciaro for “good reason,” Ms. Mocciaro will be eligible to receive the following under the Company’s Executive Severance Plan:

•

if the termination takes place outside of a CIC Period (which is a period of 18 months beginning on a CIC), an amount equal to 12 months of then-current annual base salary, payable in accordance with the Company’s regular pay schedule, over the 12 months following the qualifying termination;

•

if the termination takes place during a CIC Period, (i) a lump sum cash payment equal to the sum of (A) 24 months of then-current annual base salary, plus (B) Ms. Mocciaro’s annual target bonus for the year in which the termination occurs, and (ii) accelerated vesting of all outstanding equity compensation awards; and

•

a lump sum cash payment by the Company equal to the cost of Ms. Mocciaro’s health care insurance premiums for a period of (x) 12 months in the event of a qualifying termination other than during a CIC Period, or (y) 18 months in the event of a qualifying termination during a CIC Period.

Severance benefits are conditioned upon Ms. Mocciaro giving the Company a general release of claims at the time of separation. Benefits are also conditioned upon her compliance with certain covenants regarding confidentiality, assignment of inventions, non-competition, and non-solicitation. The Executive Severance Plan does not provide any gross-up payment for excise taxes. Instead, the plan requires payments to be scaled back to an amount that would not trigger the excise taxes, if such reduction would result in the participant retaining a larger amount on an after-tax basis. The preceding summary of the terms and conditions of the form of Participation Agreement for the II-VI Incorporated Executive Severance Plan and the Executive Severance Plan is qualified in its entirety by reference to, and should be read in connection with, the complete copy of the form of Participation Agreement for the II-VI

Incorporated Executive Severance Plan and the form of the II-VI Incorporated Executive Severance Plan, copies of which have been filed as Exhibits 10.2 and 10.1, respectively to the Company’s Form 8-K, filed with the U.S. Securities and Exchange Commission on August 22, 2019.

On September 1, Ms. Mocciaro entered into the Company’s form of Indemnification Agreement between the Company and its directors and officers, a copy of which has been filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the U.S. Securities and Exchange Commission on August 18, 2018.

Ms. Mocciaro is also eligible to participate in the full range of benefits offered by the Company, including health and welfare plans, medical and dental, life and accident insurance, disability coverage and flexible spending accounts, as well as the Company’s employee stock purchase plan, current retirement and 401(k) plan, and be subject to various confidentiality and non-competition requirements.

There have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Ms. Mocciaro that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Offer Letter with Ilaria Mocciaro, dated February 5, 2023.

Exhibit 104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coherent Corp.

Date: September 1, 2023	By:	/s/ Ronald Basso
Ronald Basso
Chief Legal and Compliance Officer